UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2021 (June 18, 2021)

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-25225	62-0812904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01) Rights to Purchase Series A Junior Participating Preferred Stock (Par Value $0.01)	CBRL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Notes and the Indenture

On June 18, 2021, Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), closed its previously announced issuance and sale of $300 million aggregate principal amount of 0.625% Convertible Senior Notes due 2026 (the “Notes”), which included the exercise in full of the initial purchasers’ option to purchase up to an additional $25 million principal amount of the Notes. The aggregate net proceeds to the Company from the issuance and sale of the $300 million aggregate principal amount of the Notes were approximately $291.1 million, after deducting the initial purchasers’ discounts and commissions and the Company’s estimated offering fees and expenses.

The Notes were issued pursuant to an indenture, dated June 18, 2021 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and are the Company’s unsecured, unsubordinated obligations and are (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent that the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes bear cash interest at a rate of 0.625% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2021. The Notes mature on June 15, 2026, unless earlier converted, repurchased or redeemed. Noteholders may convert their Notes at their option only in the following circumstances:

(i)	during any calendar quarter commencing after the calendar quarter ending on September 30, 2021, if the last reported sale price per share of the Company’s common stock for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter, exceeds 130% of the conversion price then in effect on each applicable trading day, as determined by the Company in good faith;

(ii)	during the five consecutive business days immediately after any ten consecutive trading day period (such ten consecutive trading day period, the “Measurement Period”) if the trading price per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day, subject to compliance with certain procedures and conditions, as set forth in the Indenture;

(iii)	upon the occurrence of certain corporate events or distributions on the Company’s common stock, as set forth in the Indenture;

(iv)	if the Company calls all or any Notes for redemption (provided that only Notes called for redemption shall become convertible); and

(v)	at any time from, and including, December 15, 2025 until the close of business on the second scheduled trading day immediately before the maturity date.

The Company will settle any conversions by paying or delivering, as applicable, cash or, if applicable and at the Company’s election, a combination of cash (which shall not be less than $1,000 for each $1,000 principal amount of Notes being settled) and shares of the Company’s common stock, based on the applicable conversion rate(s) at the time of each such conversion. The consideration due upon conversion will be determined over an observation period consisting of 25 “VWAP Trading Days” (as defined in the Indenture). The initial conversion rate is 5.3153 shares of the Company’s common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $188.14 per share of the Company’s common stock, a premium of 25.0% over the last reported sale price of $150.51 per share on June 15, 2021, the date on which the Notes were priced. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part (so long as any partial redemptions do not result in less than $50.0 million principal amount of Notes outstanding), at the Company’s option at any time, and from time to time, on or after June 15, 2024 and on or before the 25th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice and (ii) the trading day immediately before the date the Company sends such notice. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then noteholders will have the right to require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture). The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Indenture does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Company or any of its subsidiaries. The Indenture contains customary terms and covenants and events of default. If any event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, then the Trustee, by written notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by written notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. If an event of default involving certain events of bankruptcy, insolvency or reorganization occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will consist exclusively of the right of the noteholders to receive special interest on the Notes for up to 180 calendar days during which such event of default has occurred and is continuing, at a specified rate for the first 90 days of 0.25% per annum, and thereafter at a rate of 0.50% per annum, on the principal amount of the Notes.

Convertible Note Hedge and Warrant Transactions

In connection with the issuance of the Notes, the Company entered into privately negotiated convertible note hedge transactions (the “Convertible Note Hedge Transactions”) with certain of the initial purchasers of the Notes (the “Initial Purchasers”) and/or their respective affiliates and other financial institutions (in this capacity, the “Hedge Counterparties”). Concurrently with the Company’s entry into the Convertible Note Hedge Transactions, the Company also entered into separate, privately negotiated warrant transactions with the Hedge Counterparties collectively relating to the same number of shares of the Company’s common stock underlying the Notes, which initially is approximately 1.6 million shares, subject to customary anti-dilution adjustments, and for which the Company received premiums that partially offset the cost of entering into the Convertible Note Hedge Transactions (the “Warrant Transactions” and, collectively with the Convertible Note Hedge Transactions, the “Convertible Note Hedge and Warrant Transactions”).

The Convertible Note Hedge Transactions cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the Notes, approximately 1.6 million shares, the number of shares of the Company’s common stock initially underlying the Notes. The Convertible Note Hedge Transactions are intended to reduce the potential dilution with respect to the Company’s common stock or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price of the Company’s common stock is greater than the strike price of the Convertible Note Hedge Transactions, which is initially $188.1361 per share of the Company’s common stock. The Warrant Transactions could separately have a dilutive effect on the Company’s common stock to the extent that the market price of the Company’s common stock, as measured under the terms of the Warrant Transactions, exceeds the strike price of the warrants, which is initially $263.3925, representing a premium of 75% to the $150.51 per share last reported sale price of the Company’s common stock on June 15, 2021. Initially, a maximum of 1,993,200 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 6.6440 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions. The number of shares of the Company’s common stock issuable pursuant to the Warrants is limited to a contractual maximum of 3,189,180 shares.

The portion of the net proceeds to the Company from the offering of the Notes that was used to pay the premium on the Convertible Note Hedge Transactions (calculated after taking into account the proceeds to the Company from the Warrant Transactions) was approximately $30.3 million.

The Convertible Note Hedge and Warrant Transactions are not part of the terms of the Notes and will not affect any noteholder’s rights under the Notes. Noteholders will not have any rights with respect to the Convertible Note Hedge and Warrant Transactions.

A copy of the Indenture and the Form of 0.625% Convertible Senior Note due 2026 are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated herein by reference, and the forms of the confirmations with respect to the (i) Convertible Note Hedge Transactions and (ii) Warrant Transactions are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference. The above descriptions of the Indenture, the Notes and the Convertible Note Hedge and Warrant Transactions are summaries, are not complete and are qualified in their entirety by reference to the terms of the Indenture, the Notes and forms of confirmations filed as exhibits hereto.

Certain Relationships

Certain of the Initial Purchasers and/or their affiliates act as lenders and/or agents under the Company’s revolving credit facility and will therefore receive a portion of the proceeds by reason of the repayment of outstanding borrowings under the Company’s revolving credit facility. Certain of the Initial Purchasers or their respective affiliates also entered into the Convertible Note Hedge and Warrant Transactions with the Company and received a portion of the net proceeds from the offering of the Notes applied to those transactions. The Trustee and/or certain of its affiliates act as lenders and/or agents under the Company’s revolving credit facility and may also hold the Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent applicable, the disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) in transactions not involving any public offering. The Initial Purchasers are initially offering the Notes only to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. The Notes and the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The issuance and sale by the Company of the warrants in the Warrant Transactions to the Hedge Counterparties was made in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 18, 2021, by and between Cracker Barrel Old Country Store, Inc., and U.S. Bank National Association, as trustee.

4.2	Form of 0.625% Convertible Senior Note due 2026 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

10.1	Form of Convertible Note Hedge Transactions confirmation.

10.2	Form of Warrant Transactions confirmation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2021

Cracker Barrel Old Country Store, Inc.

By:	/s/ Richard M. Wolfson
Name:	Richard M. Wolfson
Title:	Senior Vice President, General Counsel & Corp. Secretary